                                         Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-200596, 333-210067, 333-218463, 333-235481 and 333-235482 on Form S-3 and 333-193141 on Form S-8 of Plains GP Holdings, L.P. of our report dated March 19, 2021, relating to the financial statements of Oryx Midstream Holdings LLC appearing in this Current Report on Form 8-K dated December 14, 2021.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 14, 2021